Exhibit 10.1

Execution Version

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

CONVERSION LABS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

July 27, 2020	$1,500,000

For value received, Conversion Labs, Inc., a Delaware corporation (the “Company”), promises to pay to the order of ____________________ (the “Holder”), the sum of $1,500,000 (the “Maximum Principal Amount”) or, if less, the unpaid principal amount of all amounts advanced by the Holder to the Company pursuant to Section 1, plus simple interest thereon from the date of this Secured Convertible Promissory Note (this “Note”) until paid in full at a monthly interest rate equal to the lesser of (i) one and one-quarter percent (1.25%) and (ii) the highest rate permitted by applicable law. The principal hereof, and the interest thereon, shall be payable, on written demand by the Holder, delivered to the Company, at any time on or after January 24, 2021 (the “Repayment Date”).

All obligations and liabilities of the Company to the Holder now or hereafter arising, including, without limitation, the Company’s obligations and liabilities to the Holder under this Note (collectively, the “Obligations”) are secured by the security interest granted pursuant to the terms of Section 6 hereof and the Holder hereof is entitled to the benefits thereof.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Loans.

1.1 From time to time until the Repayment Date, the Company may request the loan of additional principal amounts under this Note up to the Maximum Principal Amount, which the Holder may agree to loan to the Company in its sole discretion (each such additional borrowing, a “Loan”). For the avoidance of doubt, the aggregate outstanding principal amount of Debt, including all Loans, shall not at any time exceed the Maximum Principal Amount and the Holder shall have no obligation to advance any amounts hereunder.

1.2 Each Loan hereunder shall be requested by the Company no later than 12:00 noon (New York City time) five business days prior to the proposed funding date of such Loan by irrevocable written notice to the Holder. Each such notice shall (i) specify the amount of the requested Loan, (ii) specify the requested funding date, and (iii) certify that as of the requested funding date no Event of Default shall then exist or shall result therefrom and that the representations and warranties of the Company in the Note are true and correct in all respects.

2. Conversion upon Qualified Financing. Upon the closing of a Qualified Financing prior to repayment of this Note, upon the written election by the Holder, the outstanding principal hereof and all accrued but unpaid interest thereon (together, the “Debt”) shall convert into fully paid and nonassessable shares of the preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company issued and sold by the Company at the closing of a Qualified Financing. Upon such written election by the Holder, this Note shall convert into the number of shares of Preferred Stock (including fractional shares) equal to the quotient of (i) the outstanding principal and accrued but unpaid interest on this Note, divided by (ii) the price per share paid by the cash purchasers of the Preferred Stock sold in such Qualified Financing. As used herein a “Qualified Financing” shall mean a transaction or series of transactions with the principal purpose of raising capital pursuant to which the Company issues and sells shares of Preferred Stock for aggregate gross proceeds of at least $2,500,000 (excluding all proceeds from the incurrence of indebtedness, including the Note, that is converted into such Preferred Stock, or otherwise cancelled in consideration for the issuance of such Preferred Stock).

3. Issuance of Preferred Stock upon Conversion. Upon the conversion of this Note pursuant to Section 2 hereof, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Preferred Stock to which the Holder shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property (including cash payments due hereunder in lieu of fractional shares), if any, to which the Holder is entitled on such conversion under the terms of this Note.

4. Representations and Warranties of the Company.

4.1 Organization and Power. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. As used herein, “Subsidiaries” means of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity (whether incorporated or unincorporated) of which (or in which) more than fifty percent (50%) of (i) the voting power; (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (iii) the beneficial interest in such trust or estate; is, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation (or other legal entity) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The organizational or governing documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any Subsidiary is in violation of its organizational or governing documents. The Company has delivered or made available to the Holder complete and correct copies of the certificates of incorporation and bylaws or other constituent documents, as amended to date and currently in full force and effect, of the Company and its Subsidiaries. As used herein, “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or government agency.

4.2 Authorization. All corporate action required to be taken by the Company and the Company’s Board of Directors, officers and stockholders in order to authorize the execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby have been taken, are within the corporate power of the Company and have been duly authorized by all necessary corporate actions on the part of the Company and the Company’s Board of Directors, officers and stockholders. This Note, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3 No Conflict. The execution and delivery by the Company of this Note and the performance and consummation of the transactions contemplated hereby do not and will not (i) violate the organizational documents of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on any property, asset or revenue of the Company, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

4.4 Consents. No consent, approval, order, or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Entity or any trading exchange is required on the part of the Company or its Subsidiaries in connection with the issuance of this Note, except for consents obtained and that remain in full force and effect and filings required under applicable securities laws. As used herein, “Governmental Entity” shall mean any United States or non-United States federal, state or local government, or any agency, bureau, board, commission, department, tribunal or instrumentality thereof or any court, tribunal, or arbitral or judicial body.

4.5 No Violation or Default. None of the Company or any of its subsidiaries is in violation of or in default with respect to (i) its organizational documents or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company or such Subsidiary; or (ii) any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

4.6 SEC Reports. The Company has filed, since December 31, 2017, all forms, reports and documents with the Securities and Exchange Commission (the “SEC”) that have been required to be filed by it under applicable Laws (the “Company SEC Filings”), including the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2019. Each Company SEC Filing complied as of its filing date, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, each as in effect on the date such Company SEC Filing was filed (and, if amended or superseded by a filing prior to the date of this Note, on the date of such amended or superseded filing). As of its filing date (and, if amended or superseded by a filing prior to the date of this Note, on the date of such amended or superseded filing), each Company SEC Filing did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Sections 13(d) and 15(d) of the Exchange Act. No executive officer of the Company has failed to make the certifications required by him or her under Section 302 and 906 of the Sarbanes Oxley Act of 2002 with respect to any Company SEC Filing. There are no transactions that have occurred since December 31, 2017 that are required to be disclosed in the appropriate Company SEC Filings pursuant to Item 404 of Regulation S-K that have not been disclosed in the Company SEC Filings.

4.7 Litigation. There are no (i) investigations or, to the knowledge of the Company, proceedings pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their properties or assets, (ii) Legal Proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, at Law or in equity that would reasonably be expected to result in Liability to the Company or its Subsidiaries in excess of $25,000 or any other material non-monetary Liability or restrictions, or (iii) orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries. As used herein, “Legal Proceeding” shall mean any action, suit, litigation, petition, claim, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, or investigation by or before, or otherwise involving, any court or other Governmental Entity or arbitral body.

4.9 Compliance with Law. The Company and each of its Subsidiaries are in compliance with and are not in default under or in violation of, and have not received any written notices of non-compliance, default or violation with, in each case, in any material respect, with respect to any Laws. As used herein, “Law” shall mean any law, statute, code, ordinance, rule, regulation (including rules or regulations applicable to the listing of the Company’s capital stock on any trading exchange), or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law.

4.10 Right to Grant Security Interest. The Company owns all of the interests in the Collateral (as defined below) free and clear of any liens, and has the exclusive right and full power to grant to the Holder a security interest in and a collateral assignment of the Collateral free and clear of all liens.

5. Defaults. The Holder may declare the entire unpaid principal and accrued interest on this Note immediately due and payable, by a notice in writing to the Company if any of the following events (individually, an “Event of Default” and collectively, “Events of Default”) shall occur:

5.1 Payments. Default in the payment of principal of this Note, accrued interest thereon or any other amounts payable under this Note when due and payable;

5.2 Company Proceedings. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it under any applicable federal or state Law, or the consent by it to, or acquiescence in, the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

5.3 Other Proceedings. Within sixty (60) days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, Law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

5.4 Liquidation, Dissolution or Winding Up. The adoption by the Company’s Board of Directors or stockholders of any resolution for the liquidation, dissolution or winding up of the Company;

5.5 Breaches of Representations and Warranties. The breach by the Company of any representation or warranty contained in this Note; or

5.6 Breaches of Covenants. The failure by the Company to perform any covenant, condition or agreement under this Note or any document entered into in connection with this Note.

Upon and during the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of New York.

6. Security.

6.1 Collateral. As collateral security for the Obligations, the Company hereby pledges, assigns and transfers to the Holder a first priority security interest in and collateral assignment of the Company’s right, title and interest in and to all of the Company’s tangible and intangible property, including the following, whether now owned or now due, or in which the Company has an interest, or hereafter, at any time in the future, acquired, arising or to become due, or in which the Company obtains an interest, and all products, proceeds, replacements, substitutions and accessions of or to any of the following (collectively, the “Collateral”):

(a) all accounts and accounts receivable;

(b) all inventory;

(c) all contract rights;

(d) all licenses, permits and approvals by any governmental authority;

(e) all general intangibles (including payment intangibles, software, trademarks, patents, copyrights or other intellectual property rights of the Company);

(f) all equipment (including all machinery, furniture, and fixtures);

(g) all goods;

(h) all chattel paper (whether tangible or electronic);

(i) all fixtures;

(j) all investment property (including all financial assets, certificated and uncertificated securities, securities accounts and security entitlements);

(k) all letter-of-credit rights;

(l) all rights under judgments and all commercial tort claims;

(m) all books, records and information relating to the Collateral and/or to the operation of the Company’s business and all rights of access to such books, records and information and all property in which such books, records and information are stored, recorded and maintained;

(n) all insurance proceeds, refunds and premium rebates, including proceeds of fire and credit insurance, whether any of such proceeds, refunds and premium rebates arise out of any of the foregoing or otherwise;

(o) all liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing; and

(p) all proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the foregoing.

6.2 Filings. The Company authorizes the Holder to file or cause to be filed one or more financing statements, amendments to financing statements, continuations to financing statements, in lieu financing statements, and other similar filings with any filing or recording office for the purpose of perfecting or continuing the perfection of or otherwise establishing Holder’s security interest in the Collateral.

6.3 Maintenance of Collateral. So long as any of the Obligations remain outstanding, the Company will not sell, assign, transfer or convey or otherwise dispose of any portion of the Collateral or any interest therein. Notwithstanding the foregoing, to the extent the Company sells or transfers the Collateral in violation of the preceding sentence, the Company agrees to immediately deliver any and all proceeds of such sale or transfer to the Holder to be applied to any and all outstanding Obligations. The Holder shall retain all rights and remedies against the Borrower available to it pursuant to the terms of this Note and under the law.

6.4 Release. Upon the payment in full of the Notes or conversion of the Notes pursuant to Section 2 hereof, the security interest granted under this Note shall be released.

7. Affirmative Covenants. Until all amounts outstanding and all other Obligations of the Company under this Note have been paid and performed in full, the Company shall, and shall cause its Subsidiaries to:

7.1 Maintenance of Existence. Maintain its existence and all licenses, permits and approvals required in order to conduct its business and diligently conduct its business only in the ordinary course.

7.2 Payment Obligations. Punctually pay or cause to be paid to the Holder all amounts payable pursuant to this Note in accordance with the terms hereof.

7.3 Maintenance of Collateral. Observe and perform all of its obligations and all matters and things necessary to be done, observed and performed for the purpose of maintaining the Collateral in good condition, including complying with and maintaining in effect all licenses, approvals and permits and all contracts and contract rights related to the Collateral.

7.4 Inspections, Verifications. The Company will permit any representative of the Holder, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the Collateral and the other assets and properties of the Company and to do inspections, exams and appraisals of the Collateral and any other assets of the Company.

7.5 Form 8-K. The Company shall, promptly following the date hereof (but in any event within the time period required by the rules and regulations of the SEC), file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and filing this Note as an exhibit thereto, provided that the Company shall afford the Holder with reasonable opportunity to review and comment on such Current Report on Form 8-K prior to the filing thereof.

7.6 Further Assurances. Upon the reasonable request of Holder, the Company shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note as determined by the Holder.

7.7 Use of Proceeds. The Company shall use the proceeds of this Note solely for working capital purposes and not to fund general corporate transactions, including, without limitation, investments, acquisitions, dispositions, dividends or distributions.

7.8 Notice. The Company will promptly, and in any event within at least ten (10) days, furnish to the Holder prior written notice of any material transactions proposed to be undertaken by the Company, including, without limitation, any investment, acquisition, disposition, dividend or distribution, incurrence of indebtedness or issuance of equity.

8. Negative Covenants. Until all amounts outstanding and all other Obligations of the Company under this Note have been paid and performed in full, without the prior written consent of the Holder, the Company shall not, and shall cause its subsidiaries to not:

8.1 Debt. Incur, create, assume, or permit to exist any indebtedness, other than indebtedness created pursuant to this Note.

8.2 Liens. Incur, create, assume, or permit to exist any lien on any property or assets now owned or hereafter acquired by it or on any income or rights in respect of any thereof except for immaterial liens arising in accordance with Law and in the ordinary course of business.

8.3 Investments. (i) Acquire all, or substantially all, of the assets constituting a business, division, branch or other unit of operation of any third party or (ii) make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase, hold or acquire any capital stock, bonds, notes, debentures or other debt securities of, or make any other investment in, any third party of any kind.

8.4 Nature of Business. Materially change the nature or scope of the business of the Company or enter into any new line of business outside of providing telehealth services and direct to consumer over-the-counter products and prescription medications in the hair loss, immune health, men’s health and disaster preparedness segments, or the Company’s existing software as a service business solution related to PDF files.

8.5 Certain Lines of Business. Enter into any line of business under which the products or services offered by the Corporation are paid for in whole or in part by government health care programs or commercial insurance companies, including managed care entities.

8.6 Dispositions. Convey, sell, lease, transfer or otherwise dispose of all or any part of its business or property, except for transfers of inventory in the ordinary course of business.

8.7 Subsidiaries. The Company shall not form or acquire any direct or indirect subsidiary or acquire any equity interest of any other person.

9. Miscellaneous.

9.1 Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

9.2 Assignment. All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors and assigns of the parties. The Company may not assign this Note, in whole or in part, without the written consent of the Holder. The Holder may transfer, assign, hypothecate or otherwise convey its rights and obligations under this Note and any related documents and agreements, including the right to receive payment hereunder without the prior written consent of the Company.

9.3 Public Statements or Releases. The Company shall not make any public release or announcement with respect to the existence or terms of this Note or the transactions contemplated hereby without the prior written approval of the Holder. Notwithstanding the foregoing, nothing in this Section 9.3 shall prevent any party from making any public release required (in the exercise of its reasonable judgment) in order to satisfy its obligations under Law or under the rules or regulations of any United States securities exchange, in which case the party or parties, as applicable, required to make the release or announcement shall, to the extent reasonably practicable, allow the other party or parties, as applicable, reasonable time to comment on such release or announcement in advance of such issuance.

9.4 Company Indemnification. The Company shall defend, indemnify, exonerate and hold free and harmless the Holder and its affiliates and their respective directors, officers, employees, agents and representatives from and against any and all losses incurred by such Persons that arise out of, or result from: (i) any inaccuracy in or breach of, or alleged inaccuracy or alleged breach of, the Company’s representations or warranties contained herein; or (ii) the Company’s breach or alleged breach of its agreements or covenants contained herein. As used herein, “Losses” shall mean any and all actions, causes of action, suits, claims, Liabilities, losses, damages, penalties, judgments, costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses), it being agreed that Losses shall include any losses that any Person deciding any dispute in respect thereof (whether a court, jury or other Person) may determine are recoverable, including if so determined to be recoverable, losses that represent diminution in value.

9.5 Fees and Expenses. The Company shall pay all of the Holder’s attorneys’ fees, costs and expenses incurred in enforcing or defending this Note (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable Law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by the Holder in connection with the Holder’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against the Company, any Subsidiary of the Company or their respective property.

9.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of Laws provisions that would require the application of Laws of any other jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding brought by any party hereto against arising out of or based upon this Note may be instituted in any United States federal court or New York State court located in New York City (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of a New York Court in any such suit, action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE HOLDER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.7 Specific Performance. The parties hereto agree that the obligations imposed on them in this Note are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Note in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at Law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) either party has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

9.8 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Note shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Note, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Note. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Note shall not constitute a waiver of such right.

9.9 Payments; Prepayment. All payments by the Company under this Note shall be in immediately available funds. All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatsoever, unless the obligation to make sure deduction or withholding is imposed by Law. All payments by the Company under this Note shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal. The Company and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder. The Debt may not be prepaid by the Company prior to the Repayment Date without the consent of the Holder.

9.10 No Stockholder Rights. Until and only to the extent that this Note shall have been duly converted into shares of the capital stock of the Company, (i) nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company and (ii) no dividends shall be payable or accrued in respect of this Note or the shares obtainable hereunder.

9.11 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

9.12 Lost or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

9.13 Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address or physical address as subsequently modified by written notice given in accordance with this Section 9.13. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Lucosky Brookman LLP, 101 Wood Avenue South, Woodbridge, NJ 08830, Attn: Lawrence Metelitsa (lmetelitsa@lucbro.com). If notice is given to the Holder, a copy (which shall not constitute notice) shall also be sent to _________________________, Attn: ___________________.

9.14 Severability. If one or more provisions of this Note are held unenforceable under applicable Law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.15 Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

9.16 Entire Agreement. This Note constitutes and contains the entire agreement among the Company and the Holder and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

9.17 Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the lowest maximum interest rate permitted under applicable Law. If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by Law, but not in excess of (i) the agreed rate of interest set forth in the Note, or (ii) that permitted by Law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this paragraph shall never be superseded or waived and shall control every other provision of this Note.

9.18 Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.19 Delays or Omissions. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Promissory Note to be issued as of the date set forth above and to be executed as an instrument under seal.

Company:	CONVERSION LABS, INC.
a Delaware corporation

By:
	Name:	Justin Schreiber
	Title:	Chief Executive Officer

Address:
800 Third Avenue, Suite 2800
New York, NY 10022

Holder:

By:
Name:
Title:

Address: